Exhibit 23.0


                      [Letterhead of Wolf & Company, P.C.]



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement of our report dated January 23, 2004, on the consolidated financial statements of Berkshire Hills Bancorp, Inc. and subsidiaries, appearing in the Annual Report on Form 10-K of Berkshire Hills Bancorp, Inc. for the year ended December 31, 2003.

/s/ Wolf & Company, P.C.
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Boston, Massachusetts
March 8, 2004